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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information, constituting parts of this registration statement on Form N-14 (the "Registration Statement"), of our report dated April 13, 1998 relating to the February 28, 1998 financial statements and financial highlights of Dean Witter Global Utilities Fund (the "Fund"), our report dated March 25, 1999 relating to the financial statements and financial highlights of Morgan Stanley Dean Witter Global Utilities Fund, formerly Dean Witter Global Utilities Fund, appearing in the February 28, 1999 Annual Report to Shareholders of Morgan Stanley Dean Witter Global Utilities Fund, which is also incorporated by reference into the Registration Statement, and to the reference to us under the heading "Financial Statements and Experts" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Independent Accountants" and "Experts" in the Fund's Statement of Additional Information dated June 26, 1998 and to the reference to us under the heading "Financial Highlights" in the Fund's Prospectus dated June 26, 1998, which Statement of Additional Information and Prospectus have been incorporated by reference into this Registration Statement.

We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information, constituting parts of this registration statement on Form N-14 (the "Registration Statement"), of our report dated July 10, 1998 relating to the May 31, 1998 financial statements and financial highlights of TCW/DW Global Telecom Trust (the "Fund"), appearing in the May 31, 1998 Annual Report to Shareholders of the Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Experts" in the Fund's Statement of Additional Information dated July 31, 1998 and to the reference to us under the heading "Financial Highlights" in the Fund's Prospectus dated July 31, 1998, which Statement of Additional Information and Prospectus have been incorporated by reference into this Registration Statement.


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
March 30, 1999